     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 2001
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              HEADHUNTER.NET, INC.
             (Exact name of registrant as specified in its charter)

                              ---------------------

                 GEORGIA                                   58-2403177
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                 Identification Number)

                              ---------------------
                            ROBERT M. MONTGOMERY, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              HEADHUNTER.NET, INC.
                          333 RESEARCH COURT, SUITE 200
                             NORCROSS, GEORGIA 30092
                            TELEPHONE: (770) 349-2400
                            FACSIMILE: (770) 349-2401
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)
                              ---------------------

                             J. VAUGHAN CURTIS, ESQ.
                                ALSTON & BIRD LLP
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3424
                            TELEPHONE: (404) 881-7000
                            FACSIMILE: (404) 881-7777

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
            TITLE OF SHARES             AMOUNT TO BE            OFFERING            AGGREGATE OFFERING          AMOUNT OF
           TO BE REGISTERED             REGISTERED(1)       PRICE PER SHARE(2)          PRICE (2)            REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
share (including rights to purchase     101,100 shares           $4.06                  $410,466                  $103
shares of Junior Participating
Preferred Stock or Common Stock)
===============================================================================================================================

(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) based on the average of the high and low sales prices of the registrant's common stock on the Nasdaq National Market on April 10, 2001.

                              ---------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT RELATING TO THESE SECURITIES THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 17, 2001

PROSPECTUS

                              [HEADHUNTER.NET LOGO]

                                 101,100 SHARES

                              HEADHUNTER.NET, INC.

                                  COMMON STOCK

         Omnicom Finance, Inc., one of our stockholders, is offering and selling up to 101,100 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by Omnicom Finance.

         Omnicom Finance may sell its shares at various times in the future. It may sell its shares of common stock through public or private transactions at prevailing market prices or at privately negotiated prices. See "Plan of Distribution."

         Our common stock is listed on the Nasdaq National Market under the symbol "HHNT". On April 13, 2001, the last sale price of our common stock as reported by Nasdaq was $4.550 per share.

                               ------------------

         THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                               ------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is April , 2001

                                TABLE OF CONTENTS

                                                                                                 PAGE
THE COMPANY...............................................................................          3
RISK FACTORS..............................................................................          3
CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS................................         11
USE OF PROCEEDS...........................................................................         11
SELLING SHAREHOLDER.......................................................................         12
PLAN OF DISTRIBUTION......................................................................         12
LEGAL MATTERS.............................................................................         13
EXPERTS...................................................................................         13
WHERE YOU CAN FIND MORE INFORMATION.......................................................         13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................         14

                                   THE COMPANY

         HeadHunter.NET is a leading provider of online recruiting services to employers, recruiters and job seekers via our web site at www.headhunter.net. HeadHunter.NET's services enable employers and recruiters to advertise job opportunities and review resumes and enable job seekers to identify, research, evaluate and apply to a broad range of job opportunities online. These services focus on reducing the time, cost and effort of the recruiting and job searching processes as compared to traditional methods such as classified newspaper advertisements.

         On February 27, 2001, we amended and restated our credit agreement with Omnicom Finance. Under the terms of the credit agreement, we are entitled to prepay interest by issuing shares of our stock to Omnicom Finance. On March 27, 2001, we issued 101,100 shares of our common stock to Omnicom Finance to prepay the interest that will accrue on our loan from March 2001 through March 2002. See "Plan of Distribution" for a description of the manner in which shares of common stock may be offered and sold under this prospectus.

         Our principal executive offices are located at 333 Research Court, Suite 200, Norcross, Georgia 30092. Our telephone number is (770) 349-2400. Our Internet address is www.headhunter.net. The information contained on our web site is not part of this prospectus.

                                  RISK FACTORS

         Any investor in our common stock should carefully consider the risk factors relating to our business before deciding whether to invest in shares of our common stock. Potential investors should consider the information in this prospectus and the additional information in our other reports on file with the Securities and Exchange Commission and in the other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 13 and "Incorporation of Certain Documents by Reference" on page 14.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS, WHICH MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN.

         Based on our current operating plan, we anticipate that our available funds will be sufficient to satisfy our anticipated needs for working capital, including our increased marketing expenses, capital expenditures and business expansion for at least the next 12 months. After that time, or in the event that we do not meet our operating plan, we may need additional capital. Alternatively, we may need to raise additional funds prior to such time in order to fund more rapid expansion, to increase brand development and market awareness, to develop new or enhanced technology, to respond to competitive pressures or to establish relationships. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. Any new securities could have rights, preferences and privileges senior to those of our common stock.

         We cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. Recently, some Internet companies with a history of generating losses apparently have been unable to raise additional financing to fund such continued losses. If adequate funds are not available on acceptable terms, we may not be able to fund our expansion, increase brand development and market awareness, develop or enhance our service offerings, respond to competitive pressures or establish strategic relationships.

A RECESSION COULD ADVERSELY IMPACT OUR BUSINESS AND CAUSE OUR REVENUE TO BE LOWER THAN ANTICIPATED.

         Online recruiting is a relatively new industry and we do not know how sensitive we are to general economic conditions. A reduced level of economic activity and higher unemployment in the United States may significantly and adversely affect the demand for online recruiting services. A recession could cause employers and recruiters to reduce or postpone their recruiting efforts which could cause our revenue to be lower than anticipated and negatively affect our business.

SALES OF SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD MATERIALLY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         As of April 9, 2001, we had 20,387,817 shares of our common stock outstanding. The 101,100 shares issued to Omnicom Finance as a prepayment of interest under our credit facility are registered for resale under a Form S-3 registration statement which includes this prospectus. In addition, 4,827,400 shares that were issued to Bernard Hodes Group, an affiliate of Omnicom Finance, in the CareerMosaic merger are registered for resale by Bernard Hodes Group. The 15,459,317 remaining outstanding shares are freely tradable or are tradable subject to volume and other limitations of Rule 144 promulgated under the Securities Act. Sales of substantial amounts of common stock in the public market, or the perception that such sales might occur, whether as a result of this distribution or otherwise, could harm the market price of our common stock.

         Subject to specified conditions, our credit facility entitles Omnicom Finance to convert any outstanding amounts into shares of our common stock after July 1, 2001 and entitles us to prepay additional interest owed under the credit facility by issuing shares of our common stock to Omnicom Finance. Because the number of shares of our stock that could be issued upon such conversion or interest prepayment will depend on the share price at such time, we are unable to determine the number of shares which may be issued if such conversion or interest prepayment occurs.

         Omnicom Finance, Bernard Hodes Group and ITC Holding Company, the collective owners of approximately 49.1% of our common stock as of April 9, 2001, have registration rights which allow them to participate in our future public offerings and to demand registration of their shares for resale after July 19, 2001. Warren L. Bare also has registration rights which allow him to participate in our future public offerings.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT.

         We launched our web site in October 1996 and have substantially modified it since that time. As a result, we have a limited operating history upon which an investor can base an evaluation of our business and prospects. Investors must consider the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online recruiting. Some of the risks which we may face as an early stage company include our ability to:

         - implement our business model and strategy and adapt them as needed;

         -        attract employers, recruiters and job seekers to our web site;
                  and

         -        develop strategic relationships with other Internet sites.

         If we fail to successfully manage these risks, expenses and problems, and the other risks described below, current evaluations of our business and prospects may prove to be inaccurate.

WE HAVE A HISTORY OF LOSSES AND MAY NEVER ACHIEVE PROFITABILITY.

         We have a history of losses and may never be profitable. We incurred net losses of $4.3 million for the year ended December 31, 1998, $10.3 million for the year ended December 31, 1999 and $23.9 million for the year ended December 31, 2000. As of December 31, 2000, we had an accumulated deficit of approximately $60.3 million.

         Our ability to become profitable depends on our ability to generate and maintain greater revenues while incurring reasonable expenses. Our ability to generate greater revenues depends on:


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

         - our ability to convince job posters to utilize our web site for their online recruiting needs;

         -        the growth of acceptance of the Internet as a recruiting tool;

         -        the number of job seekers who visit our web site;

         - our ability to attract and retain sales and technical personnel; and

         - the number of job opportunities and resumes posted on our web site.

         Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. Our inability to achieve or maintain profitability or positive cash flow could result in disappointing financial results, impede implementation of our growth strategy or cause the market price of our common stock to decrease.

WE HAVE RECENTLY CHANGED OUR METHOD OF PRICING OUR SERVICES, WHICH MAY DECREASE THE NUMBER OF JOB OPPORTUNITIES AND USERS ON OUR WEB SITE AND MAY RESULT IN DECREASED REVENUE.

         In 2000, we increased the base price of posting a job opportunity on our web site, began charging job posters to view all resumes on our database and made other pricing changes. We will likely make additional pricing changes in the future. As a result, the number of job opportunities posted on our web site may decrease. In the event the number of job opportunities in our database materially decreases, job seekers may find that our web site is not as useful as other online recruiting sites. A decrease in the number of job seekers on our web site may cause job posters to further reduce the number of job opportunities they post or the additional services that they are willing to purchase. Job seekers may not post their resumes on www.headhunter.net which would reduce the number of employers and recruiters willing to pay to access resumes. These changes may reduce our revenue.

ONE OF OUR GROWTH STRATEGIES IS TO PURSUE ACQUISITIONS AND WE MAY FACE RISKS IN ACQUIRING AND INTEGRATING OTHER BUSINESSES AND TECHNOLOGIES.

         One element of our growth strategy is to acquire other businesses and technologies that we believe will complement our business. Acquiring other businesses and technologies involves numerous risks, including:

         - difficulties in integrating the operations, services, products and personnel of an acquired company;

         - diversion of management's attention from other business concerns;

         - inability to retain and motivate key personnel of the acquired business; and

         - inability to retain clients or goodwill of the acquired business.

         In 2000, we acquired CareerMosaic and MiracleWorkers. We may not fully realize the expected benefits of those acquisitions, and there may be additional unexpected risks that arise.

         In pursuing acquisitions, we may compete with competitors that may be larger and have greater financial and other resources than we have. Competition for these acquisition targets could result in increased prices of acquisition targets.

         In the future, we may take accounting charges in connection with acquisitions. We cannot guarantee that the costs and expenses actually incurred will not exceed the estimates we use to take the accounting charges.

OUR FUTURE REVENUES ARE UNPREDICTABLE, AND OUR FINANCIAL RESULTS MAY FLUCTUATE, WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

         Our revenue and results of operations are difficult to predict, and we expect them to fluctuate significantly from quarter to quarter. If our revenue or results of operations fall below the expectations of investors or public market analysts, the price of our common stock could fall substantially. Our revenue and results of operations may fluctuate significantly in response to the following factors, many of which are beyond our control:

         -        the cancellation of a significant number of customer accounts;

         -        changes in the demand for service offerings;

         -        changes in our pricing policies or those of our competitors;

         -        the timing and effectiveness of marketing campaigns;

         -        the hiring cycles of employers;

         -        our ability to hire and retain qualified sales people;

         -        seasonal trends in user traffic;

         - introduction of additional, or enhancement of existing, service offerings by us or our competitors;

         - the incurrence of costs related to acquisitions of businesses or technologies;

         - the costs of establishing, and the timing of, strategic relationships; and

         - general economic conditions, including the effects of a recession.

ONE OF OUR STRATEGIES IS TO INCREASE AWARENESS OF OUR BRAND, AND IF WE FAIL TO FURTHER DEVELOP OUR BRAND, WE MAY NOT BE ABLE TO SUSTAIN OR INCREASE THE NUMBER OF JOB POSTERS AND JOB SEEKERS USING OUR WEB SITE.

         We believe that maintaining and strengthening our brand is an important aspect of our business. Our brand name is critical in our efforts to sustain or increase the number of job posters and job seekers who use our web site. We believe that the importance of brand recognition will increase due to the continued growth in the number of competitors entering the online recruiting market. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to effectively satisfy the needs of job posters and job seekers. To promote our brand, we intend to increase our marketing budget. If we fail to promote successfully and maintain our brand, or if we incur excessive expenses attempting to promote and maintain our brand, we may be unable to implement our business plan and our financial results may suffer.

THE ONLINE RECRUITING MARKET IS INTENSELY COMPETITIVE AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST EXISTING AND FUTURE COMPETITORS, WHICH MAY MAKE IT MORE DIFFICULT TO GROW OUR BUSINESS.

         The online recruiting market is highly fragmented and intensely competitive. We compete on the Internet with other online recruiting sites, corporate Internet sites, Internet portal sites, Internet sites that provide their users with access to content, commonly known as Internet content providers, and nonprofit professional organizations. Many of our competitors have longer operating histories in the online recruiting market, exclusive arrangements with significant Internet companies, significantly greater financial, technical and marketing resources, more users and larger databases than we do. We also compete with traditional recruiting methods, such as classified advertising, radio, television and traditional recruiting firms for a share of the total recruiting budgets of employers and recruiters.

         Presently, the barriers to entry by competitors in the market for online recruiting are low. Current and new competitors can launch new Internet sites and add substantial content on their sites at a low cost within a short time period. Therefore, we expect competition to continue to intensify, and the number of competitors could increase significantly in the near future. If we are unable to compete successfully against existing and future competitors, our financial results will suffer and we may not benefit from the projected growth in the online recruiting market.

IF WE LOSE THE SERVICES OF OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, OR IF WE CANNOT RECRUIT AND RETAIN ADDITIONAL SKILLED PERSONNEL, OUR BUSINESS MAY SUFFER.

         We depend on the continued services and performance of Robert M. Montgomery, Jr., our President and Chief Executive Officer, for our future success. We do not have an employment agreement with Mr. Montgomery, and are not the beneficiary of any key person life insurance covering him or any other executive officer.

         Competition for personnel with experience in online recruiting and commerce is intense. If we are unsuccessful in attracting and training new employees, or retaining and motivating our current and future employees, our business could suffer significantly.

WE DO NOT HAVE LONG TERM AGREEMENTS WITH OUR CUSTOMERS, WHICH MAY CAUSE OUR REVENUE TO FLUCTUATE.

         We derive a substantial majority of our revenues from job posters that pay to post job opportunities on our web site, to purchase additional services and to access resumes posted on our web site. Generally, these employers and recruiters post their job opportunities on a monthly basis. They have no obligation to purchase access to resumes or any other service offerings, or to post any job opportunities for more than one month at a time. As a result, an employer or recruiter that generates substantial revenue for us in a particular month may not do so in a later month. We must continually maintain existing accounts and establish and develop new accounts with employers and recruiters. If we fail to do so, our revenue could fluctuate, which may cause us to fail to meet expectations in the marketplace and our stock price may decline.

WE MAY BE UNABLE TO EFFECTIVELY MANAGE OUR RAPID GROWTH, WHICH IS PLACING AND MAY CONTINUE TO PLACE A STRAIN ON OUR RESOURCES.

         We have rapidly expanded our operations and anticipate that further expansion will be required to execute our growth strategy. Our rapid growth has placed significant demands on our management, financial, technical and other resources. These demands are likely to continue and may increase. To manage our future growth, we must adapt to changing business conditions and improve existing systems or implement new systems for our financial and management controls, reporting systems and procedures. In addition, in order to achieve rapid growth, we may acquire technologies or products or enter into strategic alliances. For us to succeed, we must make our existing technology, business and systems work effectively with those of any strategic partners without undue expense, management distraction or other disruptions to our business. If we fail to manage any of the above growth challenges successfully, we may be unable to implement our business plan and our financial results may suffer.

BECAUSE WE DEPEND ON THIRD PARTIES TO FACILITATE ACCESS TO OUR WEB SITE, WE FACE RISKS OF CAPACITY CONSTRAINTS, WHICH COULD INCREASE OUR EXPENSES OR REDUCE OUR REVENUES UNEXPECTEDLY.

         We depend on Internet service providers and other web site operators, which may experience Internet connectivity outages. Such outages may cause users to experience difficulties in accessing our web site. Any system failures at these third parties may cause an interruption in service or a decrease in responsiveness of our web site and may impair users' perceptions of our web site. Any failure to handle current or increased volumes of traffic on our web site may impede our ability to sustain or increase the number of employers, recruiters and job seekers who use our web site. Additionally, we are dependent on one provider for all of our co-location services. If that provider, for any reason, were unable or unwilling to provide us with services, an interruption in service may occur which also may impair users' perceptions of our web site.

         We derive a substantial majority of our revenues from job posters that pay to post their job opportunities and purchase other services. The amounts they are willing to pay for such services depend to a significant degree on the number of job seekers who visit our web site. We depend on the performance, reliability and availability of our web site to attract and retain these job seekers. Capacity constraints could prevent them from accessing our web site for extended periods of time and decrease our traffic. Decreased traffic could result in fewer employers and recruiters posting job opportunities on our web site or purchasing fewer other services. This would result in decreased revenues. In addition, if the number of employers, recruiters and job seekers on our web site increases substantially, we may experience capacity constraints and need to expand or upgrade our technology at a time when we do not have adequate funds to do so, or when that technology is not readily available.

WE MAY NOT BE ABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD RESULT IN THE LOSS OF OUR RIGHTS, LOSS OF BUSINESS OR INCREASED COSTS.

         Our success and ability to compete depend to a significant degree on our internally developed proprietary technology and on our brand, marks and domain names. We rely on trademark and other intellectual property laws, and on confidentiality and non-disclosure agreements with our employees and third parties, to establish and protect our proprietary rights. We cannot assure you that the steps we have taken to protect our proprietary rights will be adequate or that we will be able to defend our marks or obtain patents for any of our internally developed systems. If we are unable to secure or protect our marks and systems, such failure could result in the loss of our rights to our marks and systems, or the loss of business.

         Third parties may claim that our business activities infringe upon their proprietary rights. From time to time in the ordinary course of business, we have been, and expect to continue to be, subject to claims of infringement of third parties' trademarks and other intellectual property rights. Although such claims have not had a material adverse effect on our business, such claims could subject us to significant liability and result in invalidation of our proprietary rights. These claims could be time-consuming and expensive to defend, even if we ultimately are not found liable and could divert our management's time and attention. In addition, patents recently issued to third parties regarding Internet business processes indicate additional Internet business process patents may be issued in the future. While we do not believe we infringe any existing business process patent, future patents may limit our liability to use processes covered by such patents or expose us to claims of patent infringement or otherwise require us to seek to obtain related licenses. There can be no assurance that such licenses would be available on acceptable terms or at all. The failure to obtain such licenses on acceptable terms could have a material adverse effect on our business, financial condition, results of operations and prospects.

OUR BUSINESS MAY SUFFER IF USERS CONFUSE SIMILAR DOMAIN NAMES WITH
HEADHUNTER.NET.

         We cannot assure you that potential users of our web site will not confuse our domain name with other similar domain names such as headhunters.com, headhunter.org or headhunters.org. If any confusion occurs, we may lose business to a competitor, or some of our users may have negative experiences with these other web sites that they mistakenly associate with us.

OUR ARTICLES OF INCORPORATION, BYLAWS AND SHAREHOLDER PROTECTION RIGHTS AGREEMENT AND GEORGIA LAW CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER OF US.

         Our articles of incorporation, bylaws and shareholder protection rights agreement contain provisions that could make it more difficult for another company to acquire us, even if that acquisition would benefit our shareholders. Further, we have adopted provisions of Georgia law that could delay, prevent or make more difficult a merger, tender offer or proxy contest involving us.

         We are party to a shareholders' agreement with Omnicom Finance, Bernard Hodes Group and ITC Holding Company, Inc. under which Omnicom Finance, Bernard Hodes Group and ITC Holding Company will vote the shares of our common stock held by each of them to elect nominees selected by them to our board of directors. The shareholders' agreement also prohibits the parties from initiating or participating in a proxy solicitation contest, a tender offer, exchange offer, merger or other business combination transaction not supported by our board of directors for a period of five years.

WE DEPEND ON THE ACCEPTANCE OF THE INTERNET AS A RECRUITING MEDIUM.

         The Internet is a relatively new medium for recruiting, and employers, recruiters and job seekers have not reached any consensus that online recruiting is an effective means for satisfying their recruitment needs. A large number of employers and recruiters have only limited experience in using the Internet for recruitment. They are not yet spending a significant amount of their recruiting budgets on online recruiting or committing to doing so over a long period. As a result, our sales force spends a substantial amount of time and resources retaining existing accounts and educating employers and recruiters about our services and the online recruiting market. We may be unable to persuade a large number of employers, recruiters and job seekers that our services will satisfy their needs more successfully than traditional recruiting methods. If we cannot meet the needs of employers, recruiters and job seekers or adapt our services to meet their demands, we may be unable to implement our business plan. Further, if the market for online recruiting does not grow as projected, we may not be able to grow our business.

OUR MARKET IS SUBJECT TO RAPID CHANGE AND WE MAY NOT SUCCESSFULLY ADAPT TO THIS CHANGE.

         Our market is characterized by rapidly changing technology, introductions and enhancements of competitive services, and changing user demands. Accordingly, our future success depends on our ability to adapt to such rapid changes in technology and improve the features, reliability and functionality of our service offerings in response to our competitors. We cannot assure you that we will succeed in addressing these issues.

WE MAY BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION, WHICH MAY ADD COSTS TO OPERATING OUR BUSINESS ON THE INTERNET OR DECREASE DEMAND FOR OUR SERVICES.

         We are subject to various laws and regulations relating to our business, although there are few laws or regulations that apply directly to our Internet-based services. However, due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted covering user privacy, freedom of expression, pricing, content, quality of products and services, taxation, advertising, intellectual property rights and information security. Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. The nature and effect of any proposed legislation or regulation, or the application or interpretation of existing laws, cannot be fully determined. Any new law or regulation pertaining to the Internet, or the application or interpretation of existing laws, could decrease the demand for our services or increase our operational costs.

         The adoption of any such legislation could also dampen the growth in use of the Internet generally, and decrease our acceptance as a communications, commercial and advertising medium. Any legislation which has an adverse impact on the growth of the Internet could cause us to incur additional operating expenses or decrease the demand for our services.

RECENTLY ENACTED PRIVACY ACTS AND THE DIRECTIVE ADOPTED BY THE EUROPEAN UNION MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         Our business depends on our ability to collect and use personal data from the users of our web site. The United States and numerous other governments and governmental agencies within several countries are considering adopting laws and regulations regarding the collection and use of personal identifying information obtained from individuals when accessing web sites. While we have implemented and intend to implement additional programs designed to enhance the protection of the privacy of our users, these programs may not conform to all or any of these laws or regulations and we may consequently incur civil or criminal liability for failing to conform. In addition, these statutory and regulatory requirements may adversely affect our ability to collect demographic and personal information from users, which could have an adverse effect on our ability to provide value-added opportunities to our advertisers and other third parties and may consequently have an adverse effect on our business.

         Additionally, the European Union has adopted a directive that imposes restrictions on the collection and use of personal data concerning EU residents, and on any transfer of such data outside of the EU. In response to the directive, which prohibits the transfer of data to countries that are not deemed to have laws that adequately protect data subjects' privacy rights, other countries have adopted or are considering adopting laws and regulations regarding the collection and use of personal data that meet the EU's standard for adequacy. The directive and the privacy acts of these other countries may have an adverse effect on our ability to collect personal data from users in the applicable countries and consequently may have an adverse effect on our business.

BECAUSE OUR BUSINESS INVOLVES THE TRANSMISSION OF INFORMATION, WE MAY INCUR LIABILITY FOR INFORMATION RETRIEVED FROM OR TRANSMITTED OVER THE INTERNET

         We may be sued for defamation, obscenity, negligence, copyright or trademark infringement or other legal claims relating to information that is posted or made available on our web site. Other claims may be brought based on the nature, publication or distribution of content or based on errors or false or misleading information provided on our web site. We could also be sued for the content that is accessible from our web site through links to other Internet sites. We currently maintain insurance in amounts up to $2.0 million for general aggregate claims and $1.0 million for personal injury claims. Our insurance may not adequately protect us against claims related to information on our web site. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not found liable.

CONCERNS REGARDING SECURITY OF TRANSACTIONS AND TRANSMITTING CONFIDENTIAL INFORMATION OVER THE INTERNET MAY NEGATIVELY IMPACT OUR ELECTRONIC COMMERCE BUSINESS.

         We believe that concern regarding the security of confidential information transmitted over the Internet, such as credit card numbers, prevents many potential customers from engaging in online transactions. If we do not maintain sufficient security features on our web site, our services may not gain market acceptance, or there may be additional legal exposure. We have included basic security features in some of our products to protect the privacy and integrity of customer data, such as password requirements to access some data.

         Despite the measures we have taken, our infrastructure is potentially vulnerable to physical or electronic break-ins or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as electronic commerce becomes more prevalent, our customers will become more concerned about security. If we do not adequately address these concerns, we may incur liability and we may not be able to sustain or increase the number of employers, recruiters and job seekers using our services.

COMPUTER VIRUSES MAY CAUSE OUR SYSTEMS TO INCUR DELAYS OR INTERRUPTIONS AND MAY INCREASE OUR EXPENSES OR LIABILITIES.

         Computer viruses may cause our systems to incur delays or other service interruptions, which may cause us to incur additional operating expenses to correct problems we may experience. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is publicly disclosed, our reputation could be materially damaged and our visitor traffic may decrease. In addition, our sales and marketing efforts could be impeded due to dissatisfaction among employers, recruiters and job seekers. Most general business interruption insurance policies do not cover interruptions caused by computer viruses or hackers. We have not added specific insurance coverage to protect against these risks.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of HeadHunter.NET, which are based on information currently available to us. Words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely," "potential" or similar expressions are intended to qualify as forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations of HeadHunter.NET set forth under "Risk Factors."

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our actual results may differ materially from those expressed or implied in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Shareholders are cautioned not to put undue reliance on any forward-looking statements. We undertake no obligation to update any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

         For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 3. In addition to other risk factors and other important factors discussed elsewhere in this prospectus and in the documents which are incorporated by reference into this prospectus, you should understand that the following important factors could affect the future results of HeadHunter.NET and could cause actual results to differ materially from those suggested by the forward-looking statements:

         - changes in laws or regulations, including increased government regulation of the Internet and privacy related issues, third party relations and approvals, decisions of courts, regulators and governmental bodies which may adversely affect our business or ability to compete;

         - other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission filings.

This list of factors that may affect our performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by Omnicom Finance.

                               SELLING SHAREHOLDER

         This prospectus relates to the offer from time to time by Omnicom Finance of up to 101,100 shares of the HeadHunter.NET shares it received on March 27, 2001 as prepayment of interest that will accrue under our credit agreement from March 2001 through March 2002. The 101,100 shares being offered under this prospectus represent all of our shares owned by Omnicom Finance. Omnicom Finance currently owns beneficially, and will own beneficially after the offering, less than one percent of our outstanding commons stock. As of April 9, 2001, Omnicom Finance and its affiliate, Bernard Hodes Group, own beneficially 24.2% of our outstanding common stock.

         We are party to a registration rights agreement with Omnicom Finance, Bernard Hodes Group and ITC Holding Company. The shares of common stock offered by this prospectus have been registered in accordance with registration rights that we have granted to Omnicom Finance. In addition, under the registration rights agreement, Omnicom Finance, Bernard Hodes Group and ITC Holding Company have registration rights which allow them to participate in our future public offerings and to demand registration of their shares for resale after July 19, 2001. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

         This prospectus is intended to be used to comply with the prospectus delivery requirements of the Securities Act of 1933 in connection with any offers or resales. Omnicom Finance may sell shares from time to time, although the registration of its shares does not necessarily mean that any of Omnicom Finance's shares will be offered or sold. We will not receive any of the proceeds of the sale of the shares offered by Omnicom Finance. The distribution of shares pursuant to this prospectus may be effected from time to time:

         - in transactions (which may include block sales) on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed,

         -        in negotiated transactions, or

         - through a combination of such methods of sale, at fixed prices, that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

         Omnicom Finance may sell shares directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following means:

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - an exchange distribution in accordance with the rules of the exchange or automated interdealer quotation system on which HeadHunter.NET common stock is then listed; and

         - the writing of options on or other contractual agreements relating to the shares.

         In connection with distributions of the shares registered for resale under this prospectus by Omnicom Finance, Omnicom Finance may enter into hedging transactions with broker-dealers or others.

Such broker-dealers may engage in short sales of our shares or other transactions in the course of hedging the positions assumed by such persons in connection with such hedging transactions.

         Any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from Omnicom Finance and/or the purchasers of the shares for which such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both. If required by applicable law at the time a particular offer of shares is made, the terms and conditions of such transaction will be set forth in a supplement to this prospectus. Omnicom Finance and any underwriters, agents or broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Omnicom Finance will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts.

                                  LEGAL MATTERS

         The validity of the shares of our common stock offered by Omnicom Finance has been passed upon by Alston & Bird LLP, Atlanta, Georgia.

                                     EXPERTS

         The financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of the said firm as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that HeadHunter.NET files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at 450 Fifth Street, Washington, D.C. 20549, or at the public reference rooms in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Securities and Exchange Commission filings made by issuers which file electronically are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

         We filed with the Securities and Exchange Commission a registration statement on Form S-3 (which contains this prospectus) under the Securities Act of 1933, as amended, to register with the Securities and Exchange Commission the resale by Omnicom Finance of our common stock. This prospectus does not contain all the information you can find in the registration statement or the exhibits and schedules to the registration statement. For further information with respect to us, and our common stock, please refer to the registration statement, including the exhibits and schedules. You may inspect and copy the registration statement, including the exhibits and schedules, as described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all the shares:

         -        Current Report on Form 8-K, filed March 7, 2001;

         - Annual Report on Form 10-K for the year ended December 31, 2000, filed February 28, 2001;

         - The description of common stock set forth in the registration statement on Form 8-A filed August 11, 1999, and any amendment or report filed for the purpose of updating such description; and

         - The description of rights set forth in the registration statement on Form 8-A filed June 1, 2000, and any amendment or report filed for the purpose of updating such description.

         On written or oral request, we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of the documents listed above, however, unless those exhibits are specifically incorporated by reference into those documents. You should direct your request to the Secretary of HeadHunter.NET, Inc., 333 Research Court, Suite 200, Norcross, Georgia 30092, telephone number (770) 349-2400.

         You should rely only on the information that we incorporate by reference or provide in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Neither we nor Omnicom Finance will make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee to Securities and Exchange Commission.......................  $   103
Accounting fees and expenses.................................................    5,000
Legal fees and expenses......................................................    5,000
Miscellaneous expenses.......................................................    2,000
                                                                               -------

     Total...................................................................  $12,103
                                                                               =======

The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. HeadHunter.NET has agreed to bear all expenses in connection with the registration of the shares being offered by Omnicom Finance.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         HeadHunter.NET's articles of incorporation eliminate the personal liability of its directors to HeadHunter.NET or its shareholders for monetary damage for any breach of duty as a director, provided that HeadHunter.NET cannot eliminate or limit the liability of a director for:

         - a breach of duty involving appropriation of a business opportunity of HeadHunter.NET;

         - an act or omission which involves intentional misconduct or a knowing violation of law;

         - any transaction from which the director receives an improper personal benefit; or

         -        unlawful corporate distributions.

         In addition, if at any time the Georgia Business Corporation Code is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each of HeadHunter.NET's directors shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless otherwise required.

         HeadHunter.NET's bylaws require it to indemnify any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was one of its directors or officers, against liability incurred by the director of officer in such proceeding except for any liability incurred in a proceeding in which the director or officer is adjudged liable to HeadHunter.NET or is subjected to injunctive relief in its favor for:

         - a breach of duty involving appropriation of any business opportunity of HeadHunter.NET;

         - an act or omission which involves intentional misconduct or a knowing violation of law;

         - any transaction from which such officer or director received an improper personal benefit; or

         -        unlawful corporate distributions.

         HeadHunter.NET's board of directors also has the authority to extend to employees and agents the same indemnification rights held by directors. Indemnified persons would also be entitled to have HeadHunter.NET advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid.

         HeadHunter.NET has entered into separate indemnity agreements with each of its directors and certain of its executive officers, whereby HeadHunter.NET agrees to indemnify them and to advance them expenses in a manner and subject to terms and conditions similar to those set forth in its articles of incorporation and bylaws.

         HeadHunter.NET maintains a standard form of officers' and directors' liability insurance policy which provides coverage to its officers and directors for certain liabilities, including certain liabilities which may arise out of this registration statement.

         HeadHunter.NET entered into indemnification agreements with Omnicom Finance, ITC Holding Company and Bernard Hodes Group under which HeadHunter.NET agreed to indemnify them and to advance them expenses for any liability or claim incurred by them as a result of an action or inaction of HeadHunter.NET.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
-------
4.1         Specimen common stock certificate (incorporated by reference from
            Exhibit 4.1 to HeadHunter.NET's registration statement on Form S-1,
            Registration No. 333-80915)

4.2         Article II of the Articles of Incorporation, as amended
            (incorporated by reference from Exhibit 3.1 to HeadHunter.NET's registration statement on Form S-1, Registration No. 333-80915)

4.3 Shareholder Protection Rights Agreement dated April 15, 2000, between HeadHunter.NET, Inc. and American Stock Transfer & Trust
            Company (incorporated by reference from Exhibit 99.3 to HeadHunter.NET's Current Report on Form 8-K filed on April 19, 2000)

4.4 Amendment No. 1 to Shareholder Protection Rights Agreement dated as of February 27, 2001 between HeadHunter.NET, Inc. and American Stock
            Transfer & Trust Company, as rights agent (incorporated by reference from Exhibit 4.4 to HeadHunter.NET's Annual Report on Form 10-K for the year ended December 31, 2000, filed on February 28, 2001)

5.1         Opinion of Alston & Bird LLP

23.1        Consent of Arthur Andersen LLP

23.2        Consent of Alston & Bird LLP (filed as part of Exhibit 5.1)

24.1 Power of Attorney (included in signature page to this registration statement)

(B) FINANCIAL STATEMENT SCHEDULES

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 17th day of April, 2001.

                               Headhunter.NET, Inc.



                               By:
                                          /s/ Robert M. Montgomery, Jr.
                               ------------------------------------------------
                               Name:  Robert M. Montgomery, Jr.
                               Title: Chief Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert M. Montgomery, Jr. and W. Craig Stamm and each of them, with the power to act without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, (i) to sign any and all amendments (including post-effective amendments) to this Registration Statement, (ii) to sign any registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933 for the purpose of registering additional shares of Common Stock for the same offering covered by this Registration Statement, and (iii) to file any of the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                    TITLE                                DATE
                      ---------                                    -----                                ----


     /s/ Robert M. Montgomery, Jr.                     Chief Executive Officer,                    April 17, 2001
-----------------------------------------------           President and Director
            Robert M. Montgomery, Jr.                     (Principal Executive Officer)



     /s/ W. Craig Stamm                                Chief Financial Officer                     April 17, 2001
-----------------------------------------------           (Principal Financial and
                W. Craig Stamm                            Accounting Officer)



        / s/  William H. Scott, III                    Chairman of the Board and                   April 17, 2001
-----------------------------------------------           Director
            William H. Scott, III



     /s/ Michelle S. Kelly                             Controller                                  April 17, 2001
-----------------------------------------------
              Michelle S. Kelly



     /s/ Burton B. Goldstein, Jr.                      Director                                    April 17, 2001
-----------------------------------------------
           Burton B. Goldstein, Jr.



         /s/  Bernard S. Hodes                         Director                                    April 17, 2001
-----------------------------------------------
             Bernard S. Hodes



     /s/ J. Douglas Cox                                Director                                    April 17, 2001
-----------------------------------------------
             J. Douglas Cox



     /s/ Michael G. Misikoff                           Director                                    April 17, 2001
-----------------------------------------------
            Michael G. Misikoff


          /s/  Kimberley E. Thompson                   Director                                    April 17, 2001
-----------------------------------------------
            Kimberley E. Thompson

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
4.1         Specimen common stock certificate (incorporated by reference from
            Exhibit 4.1 to HeadHunter.NET's registration statement on Form S-1,
            Registration No. 333-80915)

4.2         Article II of the Articles of Incorporation, as amended
            (incorporated by reference from Exhibit 3.1 to HeadHunter.NET's registration statement on Form S-1, Registration No. 333-80915)

4.3 Shareholder Protection Rights Agreement dated April 15, 2000, between HeadHunter.NET, Inc. and American Stock Transfer & Trust
            Company (incorporated by reference from Exhibit 99.3 to HeadHunter.NET's Current Report on Form 8-K filed on April 19, 2000)

4.4 Amendment No. 1 to Shareholder Protection Rights Agreement dated as of February 27, 2001 between HeadHunter.NET, Inc. and American Stock
            Transfer & Trust Company, as rights agent (incorporated by reference from Exhibit 4.4 to HeadHunter.NET's Annual Report on Form 10-K for the year ended December 31, 2000, filed on February 28, 2001)

5.1         Opinion of Alston & Bird LLP

23.1        Consent of Arthur Andersen LLP

23.2        Consent of Alston & Bird LLP (filed as part of Exhibit 5.1)

24.1 Power of Attorney (included in signature page to this registration statement)


                                       20